ANSLOW & JACLIN, LLP                                        RICHARD I. ANSLOW
COUNSELORS AT LAW                                             GREGG E. JACLIN
                                                            ROSS A. GOLDSTEIN

                                                  website: www. anslowlaw.com
                                                  E-MAIL:  Firm@anslowlaw.com


October 21, 2003

Travel Hunt Holdings, Inc.
3237 NE 10th
Pompano Beach, Florida 33062

Gentlemen:

        You have requested our opinion, as counsel for Travel Hunt Holdings, Inc. a Florida corporation (the "Company"), in connection with the registration statement on Form SB-2 (the "Registration Statement"), under the Securities Act of 1933 (the "Act"), being filed by the Company with the Securities and Exchange Commission.

        The Registration Statement relates to an offering of 130,500 shares of the Company's common stock.

        We have examined such records and documents and made such examination of laws as we have deemed relevant in connection with this opinion. It is our opinion that the shares of common stock to be sold by the selling shareholders have been duly authorized and are legally issued, fully paid and non-assessable.

        No opinion is expressed herein as to any laws other than the State of Florida of the United States. This opinion opines upon Florida law including the statutory provisions, all applicable provisions of the Florida Constitution and reported judicial decisions interpreting those laws.


        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Experts" in the Registration Statement. In so doing, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

ANSLOW & JACLIN, LLP


By: /s/   Gregg E. Jaclin
-----------------------------------
          GREGG E. JACLIN


           4400 Route 9 South, 2nd Floor, Freehold, New Jersey 07728